Exhibit 21.1

SUBSIDIARIES OF THE COMPANY

(1)	Spectrum Control, Inc.

100% - Owned Subsidiary

Incorporated in the State of Delaware

Investment Company

(2)	Spectrum Engineering International, Inc.

100% - Owned Subsidiary

Incorporated in the State of Delaware

Interest Charge Domestic International Sales Corporation

(3)	Spectrum Control Technology, Inc.

100% - Owned Subsidiary

Incorporated in the State of Delaware

Operating Company

(4)	Spectrum FSY Microwave, Inc.

100% - Owned Subsidiary

Incorporated in the Sate of Maryland

Operating Company

(5)	Spectrum Control GmbH

100% - Owned Subsidiary

Incorporated in Germany

Operating Company

(6)	Spectrum Control de Mexico

100% - Owned Subsidiary

Incorporated in Mexico

Operating Company

(7)	Spectrum Control (Hong Kong) Limited

100% - Owned Subsidiary

Incorporated in Hong Kong

Operating Company

(8)	Spectrum Control Electronics (Dongguan) Co., Ltd.

100% - Owned Subsidiary

Incorporated in the Peoples Republic of China

Operating Company

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